Exhibit 10.1

Prepared by and upon recording return to: John R. Grier, Esq., Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601 (312) 558-7557

                                  MASTER LEASE

                              (Including Mortgage)

                            dated as of April 9, 1999

                                     between

                             ABN AMRO LEASING, INC.,
                                  as the Lessor

                                       and

                     TRANSPORT CORPORATION OF AMERICA, INC.
                                  as the Lessee


                         Corporate Headquarters Facility


THIS LEASE IS SUPERIOR TO A MORTGAGE IN FAVOR OF ABN AMRO BANK N.V., AS AGENT (THE "AGENT") UNDER THE PARTICIPATION AGREEMENT DATED AS OF APRIL 9, 1999, BETWEEN THE LESSOR AND THE AGENT FOR THE BENEFIT OF THE PARTICIPANTS. THIS LEASE HAS BEEN EXECUTED IN COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO LIEN ON THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON THE SIGNATURE PAGE HEREOF.

SUBJECT TO THE TERMS HEREOF, THIS DOCUMENT CONSTITUTES A "CONSTRUCTION MORTGAGE" UNDER APPLICABLE LAW AND A "FIXTURE FILING" UNDER THE UNIFORM COMMERCIAL CODE.

NOTICE: THE MORTGAGE GRANTED HEREIN SECURES CREDIT IN THE MAXIMUM PRINCIPAL AMOUNT OF $13,000,000. LOANS AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED MORTGAGES OR LIENS.

                                TABLE OF CONTENTS
MASTER LEASE...................................................................7
ARTICLE I......................................................................7
ARTICLE II.....................................................................7
ARTICLE III....................................................................9
ARTICLE IV....................................................................10
ARTICLE V.....................................................................10
ARTICLE VI....................................................................10
ARTICLE VII...................................................................12
ARTICLE VIII..................................................................15
ARTICLE IX....................................................................16
ARTICLE X.....................................................................16
ARTICLE XI....................................................................17
ARTICLE XII...................................................................17
ARTICLE XIII..................................................................19
ARTICLE XIV...................................................................19
ARTICLE XV....................................................................21
ARTICLE XVI...................................................................24
ARTICLE XVII..................................................................25
ARTICLE XVIII.................................................................31
ARTICLE XIX...................................................................31
ARTICLE XX....................................................................32
ARTICLE XXI...................................................................33
   21.1.     Renewal..........................................................33
ARTICLE XXII..................................................................34
ARTICLE XXIII.................................................................38
ARTICLE XXIV..................................................................38
ARTICLE XXV...................................................................39
ARTICLE XXVI..................................................................40
ARTICLE XXVII.................................................................40
ARTICLE XXVIII................................................................40
ARTICLE XXIX..................................................................41
ARTICLE XXX...................................................................41
ARTICLE XXXI..................................................................42
EQUIPMENT SCHEDULE NO.........................................................
EQUIPMENT.....................................................................

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                                   APPENDICES

APPENDIX I                 Definitions and Interpretation


                                    EXHIBITS

EXHIBIT A                  Form of Lease Supplement
EXHIBIT B                  Form of Equipment Schedule
EXHIBIT C                  Legal Description of Land

                                      -4-
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                                  MASTER LEASE

                  THIS MASTER LEASE (including Mortgage and all Lease Supplements from time to time executed and delivered, this "Lease"), dated as of April 9, 1999, between ABN AMRO LEASING, INC., an Illinois corporation, having its principal office at 135 S. LaSalle Street, Chicago, Illinois 60603, as the lessor (the "Lessor"), and TRANSPORT CORPORATION OF AMERICA, INC., a Minnesota corporation, having a principal office at 1769 Yankee Doodle Road, Eagan, Minnesota 55121-1618, as the lessee (the "Lessee").

                              W I T N E S S E T H:

         A. WHEREAS, the Lessor will purchase the Land Interest from the Existing Owner on the Land Interest Acquisition Date;

         B. WHEREAS, with respect to such Property the Lessee, as Construction Agent, will construct certain Improvements which as constructed will be the property of the Lessor and will become part of such Property and subject to the terms of this Lease; and

         C. WHEREAS, on commencement of the Term, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, such Property pursuant to this Lease.

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

         1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease; and the rules of interpretation set forth in Appendix 1 to this Lease shall apply to this Lease.

                                   ARTICLE II

         2.1. Acceptance and Lease of Property. Effective as of the Closing Date, the Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 6 of the Participation Agreement, hereby agrees to accept delivery of the Land Interest to be delivered on the Land Interest Acquisition Date pursuant to the terms of the Participation Agreement, and to lease to the Lessee hereunder for the Term the Lessor's interest in such Land Interest and the Lessor's interest in any Improvements existing thereon, in any Improvements which thereafter may be constructed thereon and any Equipment, if any, which may be purchased for use in connection therewith pursuant to the Construction Agency Agreement, this Lease or the Participation Agreement, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease commencing on such Lease Commencement Date from the Lessor for the Term, the Lessor's interest in such Land Interest to be delivered on such Land Interest Acquisition Date, any Improvements existing thereon, any Improvements which thereafter may be constructed thereon and such Equipment pursuant to the Construction Agency Agreement, this Lease or the Participation Agreement.

         2.2. Acceptance Procedure. (a) The Lessor hereby authorizes one or more employees of the Lessee, to be designated by the Lessee, as the authorized representative or representatives of the Lessor to accept delivery on behalf of the Lessor of the Property identified on the Acquisition Request or an Equipment Schedule.

         (b) The Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by the Lessee on the Closing Date of a Lease Supplement in the form of Exhibit A hereto (appropriately completed) shall, without further act, constitute the irrevocable acceptance by the Lessee of the Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Property (including the Improvements constructed thereon) (i) shall be deemed to be included in the leasehold estate of this Lease as of the Lease Commencement Date and (ii) shall be subject to the terms and conditions of this Lease on the Land Interest Acquisition Date, but only, in the case of this clause (ii), to the extent set forth in Section 2.7(f) of the Construction Agency Agreement.

         (c) The Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by the Lessee of an Equipment Schedule in the form of Exhibit B hereto (appropriately completed) on or prior to the applicable Funding Date with respect to the acquisition of Equipment shall, without further act, constitute the irrevocable acceptance of the Equipment which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Equipment (i) shall be deemed to be included in the leasehold estate of this Lease as of the Lease Commencement Date and (ii) shall be subject to the terms and conditions of this Lease as of such Funding Date, but only, in the case of this clause (ii), to the extent set forth in
Section 2.7(f) of the Construction Agency Agreement.

         2.3. Lease Term. The term of this Lease (the "Term") shall begin on the Lease Commencement Date and shall end on the fifth anniversary of the Closing Date, unless the Term is renewed or earlier terminated in accordance with the provisions of this Lease. Prior to the Lease Commencement Date, the Property shall be subject to the provisions of this Lease as it is acquired, constructed or equipped, as the case may be, but only to the extent set forth in Section 2.7(f) of the Construction Agency Agreement.

         2.4. Title. The Property is leased to the Lessee without any representation or warranty of title, condition of the Improvements or permitted uses, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property, other than for any such defect or exception constituting a Lessor Lien.

                                   ARTICLE III

         3.1. Rent. (a) During the Term, the Lessee shall pay Basic Rent on each Payment Date, on the date required under Section 22.1(i) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Lease shall terminate.

         (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to the Agent or in such other manner as the Agent shall from time to time direct.

         (c) Neither the Lessee's inability or failure to take possession of all or any portion of the Property when delivered by the Lessor, nor the Lessor's inability or failure to deliver all or any portion of the Property to the Lessee on or before the Lease Commencement Date, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for the Property from and after commencement of the Term.

         3.2. Payment of Basic Rent. Basic Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction, whether or not the Lessee's quiet possession of the Property is disturbed.

         3.3. Supplemental Rent. The Lessee shall pay to the Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid within five (5) days after due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from five (5) days after the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         3.4. Method of Payment. Each payment of Rent shall be made by the Lessee to the Agent by 12:00 noon, Chicago time at the place of payment designated by Agent in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding

Business Day or as otherwise required by the definition of the term "Interest Period" set forth in Appendix 1 hereto. Payments initiated after 12:00 noon, Chicago time shall be deemed received on the next succeeding Business Day.

                                   ARTICLE IV

         4.1. Utility Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between the Lessor and the Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof, except that if the Lessee retains possession of the Property after termination or expiration of this Lease, no such adjustment and proration shall be made.

                                    ARTICLE V

         5.1. Quiet Enjoyment. Subject to the rights of the Lessor contained in
Section 17.2 and the other terms of this Lease and so long as no Event of Default shall have occurred and be continuing, the Lessee shall peaceably and quietly have, hold and enjoy the property for the Term, free of any claim or other action by the Lessor or anyone rightfully claiming by, through or under the Lessor (other than the Lessee) with respect to any matters arising from and after the Closing Date.

                                   ARTICLE VI

         6.1. Net Lease. This Lease shall constitute a net lease. It is the further express intent of Lessor and Lessee that the obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Supplemental Rent, and all other charges and sums payable by Lessee hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Property or any part thereof, or the failure of the Property to comply with all Requirements of Law and Insurance Requirements, including any inability to occupy or use the Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the

Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof including eviction; (iv) any defect in title to or rights to the Property or any Lien on such title or rights or on the Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor, the Agent or any Participant; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, the Agent, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor, any vendor, manufacturer, contractor of or for the Property, the Agent or any Participant;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or any other agreement other than a breach by the Lessor of its covenant of quiet enjoyment; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease, against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the construction on or any use of the Property or any part thereof; or (xiii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Document and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

         6.2. No Termination or Abatement. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, the Agent, any Participant or the Lessee or any action with respect to this Lease or any Operative Document which may be taken by any trustee, receiver or liquidator of the Lessor, the Agent, any Participant or the Lessee or by any court with respect to the Lessor, the Agent or any Participant. The Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense (other than the defense of payment) with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                   ARTICLE VII

         7.1. Nature of Transaction; Intent of the Parties. (a) It is the intent of the parties hereto that: (i) this Lease constitutes an "operating lease" pursuant to Statement of Financial

Accounting Standards No. 13, as amended and interpreted, for purposes of Lessee's financial reporting, and (ii) for purposes of federal, state, and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Property in the Lessee. The parties shall take no action inconsistent with such intention. Nevertheless, the Lessee acknowledges and agrees that neither the Agent, the Lessor nor any Participant has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

         (b) Anything to the contrary in the Operative Documents notwithstanding, the Lessor and the Lessee intend and agree that with respect to the nature of the transactions evidenced by this Lease in the context of the exercise of remedies under the Operative Documents, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof or any foreign country affecting the Lessee, the Lessor, or any Participant or any enforcement or collection actions arising out of or relating to bankruptcy or insolvency laws,
(i) the transactions evidenced by this Lease are loans made by the Lessor and the Participants as unrelated third party lenders to the Lessee secured by the Property, (ii) the obligations of the Lessee under this Lease to pay Basic Rent, Supplemental Rent, Asset Termination Value or Residual Value Guarantee Amount in connection with a purchase of the Property pursuant to this Lease shall be treated as payments of interest on and principal of, respectively, loans from the Lessor and the Participants to the Lessee, and (iii) this Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property to the Lessor and assigned by the Lessor to the Agent for the benefit of the Participants to secure the Lessee's performance under and payment of all amounts under this Lease and the other Operative Documents.

         (c) Specifically, without limiting the generality of subsection (b) of this Section 7.1, the Lessor and the Lessee further intend and agree that, for the purpose of securing the Lessee's obligations for the repayment of the above-described loans from the Lessor and the Participants to the Lessee (the aggregate commitment from the Participants as of the date hereof is Thirteen Million Dollars ($13,000,000) and the maturity date of such loans as of the date hereof is __________, 2004), (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code (and specifically, a construction mortgage, as said term is defined in Section 9-313(1)(c) of the Uniform Commercial Code) and a real property mortgage of the Property; (ii) the conveyance provided for in
Article II shall be deemed to be a grant by the Lessee to the Lessor and assigned by the Lessor to the Agent for the benefit of the Participants of a mortgage lien and security interest in all of the Lessee's right, title and interest in and to the Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property (it being understood that the Lessee hereby mortgages and warrants and grants a security interest in the Property to Lessor to secure such loans); (iii) the possession by the Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and
(iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law; provided that the foregoing provisions of this subsection 7.1(c) shall not be deemed or construed so as to constitute the transactions evidenced under this Lease as loans other than for the purposes described in subsection 7.1(a)(ii) and/or under the circumstances described in subsection 7.1(b). The Lessor and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Property in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the Term.

         (d) Specifically, without limiting the generality of subsection (b) of this Section 7.1, the Lessee hereby grants, remises, releases, aliens, conveys, transfers, mortgages, assigns and warrants to the Lessor all of the Lessee's right, title and interest in and to the following (collectively, the "Mortgaged Property"):

                  (i) all right, title and interest of the Lessee in and to the Property or any part thereof and the reversions, remainders, rents, issues and profits thereof;

                  (ii) all right, title and interest of the Lessee in and to all substitutes and replacements of, and all additions and improvements to, the Improvements and the Fixtures, subsequently acquired by the Lessee or constructed, assembled or placed by the Lessee on the Land Interest, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Property or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by the Lessee;

                  (iii) all right, title and interest of the Lessee in, to and under all books and records relating to or used in connection with the operation of the Property or the Fixtures or any part thereof and the Equipment;

                  (iv) all right, title and interest of the Lessee in and to all insurance policies (including title insurance policies) required to be maintained by the Lessee pursuant to this Lease, including the right to collect and receive such proceeds; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein;

                  (v) all right, title and interest of the Lessee in and to (i) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof and (ii) all plans and specifications relating to the Property;

                  (vi) all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under this Lease or pursuant to any other lease with respect to the Property;

                  (vii) all proceeds, both cash and noncash, of the foregoing and any items acquired in substitution of, or replacement for, any of the foregoing; and

                  (viii) all right, title and interest of the Lessee in and to all of the Operative Documents, including, without limitation, the Lease Supplement and the Equipment Schedules, regardless of whether the interest of the Lessee therein is that of lessee, sublessee, sublessor or borrower.

         (e) If the transactions evidenced by this Agreement and the other Operative Documents can no longer be treated as an operating lease pursuant to GAAP for accounting purposes, all provisions in the Operative Documents limiting the Lessee's obligation to pay the Lease Balance or Asset Termination Value (including the Remarketing Option) on the Expiration Date shall no longer apply. If any such change in accounting treatment shall occur, the Lessee shall enter into such amendments to the Operative Documents as the Lessor or the Required Participants may reasonably request to reflect the foregoing.

         7.2. UCC Information. For the purposes of the security agreement and financing statement provided herein the following information applies:

                  (i)      Name and Address of Transport Corporation of America,
                           Inc.
                           Debtor:               1769 Yankee Doodle  Road
                                                 Eagan, Minnesota  55121
                                                 Taxpayer I.D. #: _____________

                  (ii)     Name and Address      ABN AMRO Leasing, Inc.
                           of Secured Party:     135 South LaSalle Street
                                                 Chicago, Illinois 60603

                  (iii)    Description of the    Those items described as
                           types (or items)      Improvements, Fixtures and
                           by property covered   Equipment and other personal
                           by this Financing     property in paragraph 7.1(d)
                           Statement:            hereof

                  (iv)     Description of real   See Exhibit C hereto
                           estate to which
                           collateral is
                           attached or upon
                           which it is located:

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                                  ARTICLE VIII

         8.1. Condition of the Property. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL HOLD FEE TITLE TO THE PROPERTY, THE LESSEE IS SOLELY RESPONSIBLE FOR THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, THE AGENT OR ANY PARTICIPANT AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF. NEITHER THE LESSOR, THE AGENT NOR ANY PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR, THE AGENT NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

         8.2. Possession and Use of the Property. The Property shall be used as an office building and corporate headquarters and in compliance with any covenants, conditions and restrictions of record and any ordinance or law affecting the use and occupancy of the Property; and provided that such uses do not increase the liability, directly or indirectly, of the Lessor or adversely affect the value, utility or remaining useful life of the Property. At all times during the Term following completion of the Improvements, the Property shall be continuously used by the Lessee or a permitted assignee or sublessee in the ordinary course of its business. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease and the Construction Agency Agreement. The Lessee shall not commit or permit any waste of the Property or any part thereof.

                                   ARTICLE IX

         9.1. Compliance with Requirements of Law and Insurance Requirements. Subject to the terms of Article XIII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements relating to the Property, including the construction, use, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XXII, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.

                                    ARTICLE X

         10.1. Maintenance and Repair; Return. (a) The Lessee, at its sole cost and expense, shall maintain the Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Property and in compliance with prudent industry practice.

         (b) The Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

         (c) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Property to the Lessor in its then-current, "AS IS" condition, subject to the Lessee's obligations under Sections 9.1, 10.1(a), 11.1, 12.1, 15.1(e), 15.2, 17.2(h), 22.1 and 23.1.

         (d) The Lessee warrants that it shall cause the Improvements currently under construction or currently planned to be constructed on the Property to be designed and constructed in a workmanlike manner and in accordance with all Requirements of Law and Insurance Requirements, prior to the Outside Completion Date so that, prior to such date, such Improvements will be fit for their intended purpose.

                                   ARTICLE XI

         11.1. Modifications, Substitutions and Replacements. (a) After Completion of the Improvements, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided that: (i) no Modification shall materially impair the value, utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification;
(ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply with all Requirements of Law (including all Environmental Laws) and comply with all Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) subject to the terms of Article XIII relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over in accordance with Minnesota statutes) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; and (v) such Modifications shall comply with Sections 8.2 and 10.1. All Modifications (other than those that both are not Modifications required to be made pursuant to a Requirement of Law or an Insurance Requirement ("Required Modification") and are readily removable without impairing the value, utility or remaining useful life of the Property) shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in the Lessor. So long as no Lease Event of Default has occurred and is continuing, the Lessee may place upon the Property any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 10.1(a); provided that such trade fixtures, machinery, equipment or other property do not materially impair the value, utility or remaining useful life of the Property; provided, further, that the Lessee shall keep and maintain at the Property and shall not remove from the Property any Equipment financed or otherwise paid for (directly or indirectly) by the Lessor or any Participant pursuant to the Participation Agreement.

         (b) The Lessee shall deliver to the Lessor and the Agent a brief written narrative of the work to be done in connection with any Modification to the Property the cost of which is anticipated to exceed $500,000 in the aggregate.

                                   ARTICLE XII

         12.1. Warranty of Title. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly (or within sixty (60) days in the case of mechanics' liens) discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property (or the Lessor's interest therein) or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Participation Agreement or the other Operative Documents, other than Permitted Exceptions and Lessor Liens.

         (b) Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR, ANY PARTICIPANT NOR THE AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO THE PROPERTY.

         12.2. Grants and Releases of Easements. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VIII, IX, X and XI, the Lessor hereby consents in each instance to the following actions by the Lessee, on behalf of the Lessor: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the completion of construction of the Improvements, use, repair, operation or maintenance of the Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) the execution of petitions to have the Property annexed to any municipal corporation or utility district; and (d) the execution of amendments to any covenants and restrictions affecting the Property; provided, however, in each case the Lessee shall have delivered to the Lessor an Officer's Certificate stating that (i) such grant, release, dedication or transfer does not materially impair the value, utility and remaining useful life of the Property, (ii) such grant, release, dedication or transfer is reasonably necessary in connection with the completion of construction of the Improvements, use, operation maintenance, alteration or improvement of the Property, (iii) the Lessee shall remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication or transfer, had not been effected, and
(iv) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication or transfer. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication or transfer to any Person permitted under this Section 12.2 within twenty (20) Business Days after written request therefor by the Lessee. The costs and expenses of any action taken or any instrument executed and delivered under this Section 12.2 (x) shall be paid by the Lessor (and funded by an Advance funded by the Participants and capitalized as provided in Section 3.7(e)(i) of the Participation Agreement), if arising prior to the Completion Date, and (y) if arising from and after the Completion Date, shall be at the sole cost and expense of the Lessee.

                                  ARTICLE XIII

         13.1. Permitted Contests Other Than in Respect of Indemnities. Except to the extent otherwise provided for in Section 13 of the Participation Agreement, the Lessee, on its own or on the Lessor's behalf but at the Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Requirement of Law, or utility charges payable pursuant to Section 4.1 (including, without limitation any tax assessment, valuation or levy) or any Lien, attachment, levy, encumbrance or encroachment, and the Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall (except with respect to tax contests) suspend the collection thereof from, and suspend the enforcement thereof against, the Property, the Lessor, the Agent and the Participants or the Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to the Lessor and the Agent; (b) there shall be no risk of the imposition of a Lien (other than Permitted Exceptions) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on the Lessor, the Agent or any Participant for failure to comply therewith (unless, in the case of civil liability, the Lessee shall have bonded or otherwise secured such amount in a manner satisfactory to the Lessor and the Agent); and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then the Lessee shall deliver to the Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. The Lessor, at the Lessee's sole cost and expense, shall execute and deliver to the Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by the Lessee, shall join as a party therein at the Lessee's sole cost and expense.

                                   ARTICLE XIV

         14.1. Public Liability and Workers' Compensation Insurance. The Lessee shall procure and carry commercial general liability insurance, including contractual liability, for claims for injuries or death sustained by persons or damage to property while on the Property and such other public liability coverages as are ordinarily procured by Persons who own or operate similar properties and consistent with prudent business practice, which policies shall include contractual liability endorsements covering the Lessee's indemnification obligations in Section 13.1 of the Participation Agreement. Such insurance shall be on terms and in amounts (which shall be acceptable to the Lessor and in the event of liability insurance shall be maintained at a level set forth on
Schedule 14.2) that are no less favorable than insurance maintained by the Lessee with respect to similar properties that it owns and that are in accordance with prudent business practice and may be provided under blanket policies maintained by or on behalf of the Lessee. The policy shall be endorsed to name the Lessor, the Agent and each Participant as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor, the Agent or the Participants may have in force. The Lessee shall, in the construction of the Improvements and the operation of the Property (including in connection with any Modifications thereof) comply with the applicable workers' compensation laws and protect the Lessor, the Agent and the Participants against any liability under such laws.

         14.2. Hazard and Other Insurance. The Lessee shall keep, or cause to be kept, the Property insured against loss or damage by fire, flood and other risks in an amount not less than the greater of the amount set forth on Schedule 14.2 and the then current replacement costs of the buildings and improvements on the Property and on terms that are no less favorable than insurance covering other similar properties owned or leased by the Lessee or any of its Affiliates and that are in accordance with prudent business practice. The Lessee may provide such coverage under blanket policies maintained by the Lessee; provided that if the Lessee does not elect to terminate the Lease pursuant to Article XVI hereof following the occurrence of an event covered by any such blanket policy, the proceeds of any such blanket policy shall be applied first, to the exclusion of other facilities covered by such policy other than the Property, to the repair, rebuilding and restoration of any damage to the Property. During the construction of any Improvements the Lessee shall also maintain builders' risk insurance. Each policy of insurance maintained by the Lessee pursuant to this
Section 14.2 shall provide that all insurance proceeds in respect of any loss or occurrence shall be paid to and adjusted solely by the Agent (at the expense of the Lessee) during the Construction Period and thereafter, by (and such proceeds shall be paid to) the Lessee, except from and after the date on which the insurer receives written notice from the Lessor or the Agent that a Lease Event of Default exists (and unless and until such insurer receives written notice from the Lessor or the Agent that all Lease Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent (or the Lessor if the Participation Interests have been fully paid) for application pursuant to
Article XV. The costs and expenses of all insurance required under this Section
14.2 (x) shall be paid by the Lessor (and funded by an Advance funded by the Participants and capitalized as provided in Section 3.7(e)(i) of the Participation Agreement), if arising prior to the Completion Date, and (y) from and after the Completion Date, shall be at the sole cost and expense of the Lessee.

         14.3. Coverage. (a) The Lessee shall furnish the Lessor and the Agent with certified copies of the insurance policies showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming the Lessor, the Agent and each Participant as additional insureds and, with respect to the insurance required under Section 14.2, naming the Agent, for the benefit of the Participants, as loss payees, and showing the mortgagee endorsement required by
Section 14.3(c). All such insurance shall be at the cost and expense of the Lessee. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to the Lessor and the Agent in the event of cancellation of or any significant reduction in the coverage provided by such insurance.

         (b) The Lessee agrees that the insurance policy or policies required by Sections 14.1 and 14.2 shall include (i) an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor, the Agent and the Participants, and their respective rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Lessee or any other Person having any interest in the Property, and (ii) a so-called "Waiver of Subrogation Clause". The Lessee hereby waives any and all such rights against the Lessor, the Agent and the Participants to the extent of payments made under such policies.

         (c) All such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by the Lessee which is rated in Best's Key Rating Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least 13 in Best's Key Rating Guide or be otherwise acceptable to the Lessor and the Agent. All insurance policies required by Section 14.2 shall include a standard form mortgagee endorsement in favor of the Agent.

         (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this
Article XIV except that the Lessor may carry separate liability insurance (at its sole cost) so long as (i) the Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and (ii) each such insurance policy will not cause the Lessee's insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

         (e) The Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and, from and after the Completion Date,
Section 14.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Term, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor and the Agent certified copies of the insurance policies required by this Article XIV to be maintained by the Lessee with respect to the Property,

         (f) The Lessee hereby waives, releases and discharges the Lessor, the Agent and each Participant and their agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article XIV notwithstanding that such loss, claim, expense or damage may have been caused by the Lessor, the Agent or any Participant or any of their agents or employees, and the Lessee agrees to look to the insurance coverage only in the event of such loss.

                                   ARTICLE XV

         15.1. Casualty and Condemnation. (a) Subject to the provisions of
Article XIV, this Article XV and (in the event the Lessee delivers, or is obligated to deliver, a Termination Notice) Article XVI, and prior to the occurrence and continuation of a Lease Default, the Lessee shall be entitled to receive (and the Lessor shall pay over to the Lessee, if received by the Lessor, and hereby irrevocably assigns to the Lessee all of the Lessor's right, title and interest in) any award, compensation or insurance proceeds to which the Lessee or the Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof, is the subject of a Condemnation; provided, however, subject to Article XIV, if a Lease Default shall have occurred and be continuing or if any such proceeds are received by the Lessee during the Construction Period, such award, compensation or insurance proceeds shall be paid directly to the Agent or, if received by the Lessee, shall be held in trust for the Agent, and shall be paid over by the Lessee to the Agent (or, if the Participation Interests have been fully paid, to the Lessor) and held in accordance with the terms of this paragraph (a). If, contrary to such provision, any such award, compensation or insurance proceeds are paid to the Lessor or the Lessee rather than to the Agent, the Lessor and the Lessee, as the case may be, hereby agree to transfer any such payment to the Agent. All amounts held by the Lessor or the Agent under the preceding sentence on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Agent or turned over to the Lessor or the Agent shall either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with paragraph (e) of this Section 15.1, or (ii) applied to the purchase price of the Property on the Termination Date, with any Excess Proceeds being payable to the Lessee.

         (b) In any proceeding or action under the control of the Lessor pursuant to the terms of Section 14.2, the Lessee may participate and shall pay all expenses of such proceeding and its participation. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment under the control of the Lessee. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

         (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Agent promptly after the receipt of such notice.

         (d) In the event of a Casualty or receipt of notice by the Lessee or the Lessor of a Condemnation, the Lessee may deliver to the Lessor and the Agent a Termination Notice with respect to the Property pursuant to Section 16.1. If the Lessee does not deliver a Termination Notice within thirty (30) days after such occurrence, then this Lease shall (subject to the terms and conditions thereof) remain in full force and effect, and the Lessee shall, at the Lessee's sole cost and expense, promptly and diligently restore the Property pursuant to paragraph (e) of this Section 15.1 and otherwise in accordance with this Lease. If the Lessee delivers a Termination Notice within thirty (30) days after such occurrence, a Significant Event shall irrevocably be deemed to have occurred with respect to the Property, and, in such event, this Lease shall terminate and the Lessee shall purchase the Property on the next Payment Date (but in no event to exceed thirty (30) days after such occurrence) (a "Termination Date") pursuant to Article XVI hereof.

         (e) If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Property in accordance with this paragraph, the Lessee shall pay the shortfall), promptly and diligently repair any damage to the Property caused by such Casualty or Condemnation or substitute new Equipment for the affected Equipment in conformity with the requirements of Sections 10.1 and 11.1 using the as-built Plans and Specifications for the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Requirements of Law and Insurance Requirements) so as to restore the Property to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation; provided, the substitution of any Equipment for any such affected Equipment shall, at the Lessor's reasonable request, be subject to delivery of an independent third-party appraisal reasonably satisfactory to the Lessor and the Required Participants by an appraiser satisfactory to the Lessor and the Required Participants showing both (i) a current Fair Market Sales Value and (ii) expected Fair Market Sales Value as of the then current Expiration Date and the date on which the potential Renewal Term would expire, in each case equal to or greater than such values at such dates for the Equipment being replaced. In the event of such restoration, title to the Property shall remain with the Lessor; provided, that (i) title to any such substituted equipment shall vest in the Lessor and such equipment shall constitute Equipment thereafter for all purposes of this Lease, and (ii) the Lessor shall assign all of its right, title and interest to the Lessee in any such replaced equipment without representation or warranty of any kind other than that such equipment is free of Lessor Liens. Upon completion of such restoration, the Lessee shall furnish the Lessor an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Lease.

         (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect the Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XIX and XX.

         (g) Any Excess Proceeds received by the Lessor or the Agent in respect of a Casualty or Condemnation shall be turned over to the Lessee, provided that no Lease Event of Default or Lease Default has occurred and is continuing.

         15.2. Environmental Matters. Promptly upon the Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation, the Lessee shall notify the Lessor in writing of such condition. In the event of such Environmental Violation, the Lessee shall, not later than thirty (30) days after the Lessee has actual knowledge of such Environmental Violation, either, if such Environmental Violation is a Significant Event, deliver to the Lessor and the Agent a Responsible Officer's Certificate and a Termination Notice with respect to the Property pursuant to Section 16.1, or, if such Environmental Violation is not a Significant Event, at the Lessee's sole cost and expense, promptly and diligently commence any Response Actions necessary to investigate, remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 9.1. If the Lessee does not deliver a Termination Notice with respect to the Property pursuant to Section 16.1, the Lessee shall, upon completion of Response Actions by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the Response Actions taken by the Lessee (or its agents) for such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law. Each such Environmental Violation shall be remedied prior to the Expiration Date. Nothing in this Article XV shall reduce or limit the Lessee's obligations under Sections 13.1, 13.2 or 13.3 of the Participation Agreement.

         15.3. Notice of Environmental Matters. Promptly, but in any event within the thirty (30) Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with the Property. The Lessee shall also promptly provide such detailed reports of any such Material environmental claims as may reasonably be requested by the Lessor and the Agent.

                                   ARTICLE XVI

         16.1. Termination by the Lessee upon Certain Events. If either: (i) the Lessee or the Lessor shall have received notice of a Condemnation, and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate that such Condemnation is a Significant Condemnation; or (ii) a Casualty occurs, and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate that such Casualty is a Significant Casualty; or (iii) an Environmental Violation occurs or is discovered and the Lessee shall have delivered to the Lessor a Responsible Officer's Certificate stating that, in the reasonable, good-faith judgment of the Lessee, the cost to remediate the same will cause the same to be a Significant Event, or (iv) if the Lessee shall not have delivered a Termination Notice with respect to such Environmental Violation described in clause (iii) but the requirements of Section 16.3 are met with respect to such Environmental Violation; then, the (A) Lessee shall, simultaneously with the delivery of the Responsible Officer's Certificate pursuant to the preceding clause (i), (ii) or (iii) deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice"), or (B) if clause
(iv) is applicable, the Lessor may deliver a Termination Notice pursuant to
Section 16.3.

         16.2. Procedures. (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the Property or the affected portion thereof on a date that is no later than thirty (30) days after the occurrence of the applicable event described in clause (i), (ii) or (iii) of Section 16.1 (the "Termination Date"), such termination to be effective upon the Lessee's payment of the Asset Termination Value (or portion thereof representing the Property Cost of the affected portion of the Property); and (ii) a binding and irrevocable agreement of the Lessee to pay the Asset Termination Value and purchase the Property on the Termination Date.

         (b) On the Termination Date, the Lessee shall pay to the Lessor the Asset Termination Value (or such portion thereof, as applicable), plus all other amounts owing in respect of Rent for the Property (including Supplemental Rent) theretofore accruing, and the Lessor shall convey the Lessor's interest in the Property or such portion thereof to the Lessee (or the Lessee's designee) all in accordance with Section 19.1, as well as any Net Proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease with respect to the Property theretofore received by the Lessor.

         16.3. Purchase of Property. Upon receipt of any notice pursuant to
Section 15.2 or 15.3, the Lessor or the Required Participants, at the Lessee's expense, shall have the right to select an independent environmental consultant acceptable to the Lessee, which acceptance shall not be unreasonably withheld or delayed, to determine the estimated cost of conducting any clean-up or remediation required as a result of the Environmental Violation disclosed in such notice. If such independent environmental consultant determines that the cost of any such clean-up or remediation would exceed thirty percent (30%) of the original Property Cost, the Lessor shall, at the direction of the Required Participants, by written notice require the Lessee to purchase, or arrange for an Affiliate or other third party to purchase, the Property on the Expiration Date by delivering a Termination Notice following the requirements of
Section 16.2 hereof.

                                  ARTICLE XVII

         17.1. Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

         (a) the Lessee shall fail to make payment of (i) any Basic Rent (other than a payment of Basic Rent due on the Expiration Date or Termination Date) within five (5) days after the same has become due and payable or (ii) Basic Rent, Purchase Option Price, Asset Termination Value or Residual Value Guarantee Amount or other amounts due on the Expiration Date or the Termination Date, including, without limitation, amounts due pursuant to Sections 16.2, 16.3, 17.2(h), 20.1, 20.2, 20.3 or 22.1, after the same has become due and payable;

         (b) the Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in clause (a) of this Section) due and payable within five (5) days after the same has become due and payable;

         (c) the Lessee shall fail to maintain insurance as required by Article XIV of this Lease;

         (d) the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Lease, the Participation Agreement or any other Operative Agreement to which it is a party other than those described in
Section 17.1(a), (b) or (c), hereof, or any representation or warranty set forth in this Lease or in any other Operative Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any Material way, and, if such failure to perform or misrepresentation or breach of warranty is other than with respect to a covenant or agreement contained in Section 10.1(b) of the Participation Agreement, such failure or misrepresentation or breach of warranty shall remain uncured for a period of 30 days after the earlier of (i) the date upon which the President, Chief Financial Officer or the project manager for the Property, if any, of the Lessee has actual knowledge thereof and (ii) the date upon which the Agent, the Lessor or any Participant gives notice to the Lessee thereof; provided, that if such failure to perform is not capable of being cured within such period but is capable of being cured within one hundred eighty (180) days after the occurrence of such default and the Lessee is proceeding diligently to cure such default, the Lessee shall be entitled to request an additional period (not to exceed one hundred eighty (180) days from the date of such default) to cure such default, which extended cure period may be granted by the Lessor and the Required Participants in their sole discretion;

         (e) (i) failure to pay when due Indebtedness in an aggregate principal amount of $2,000,000 or more of the Lessee or any Subsidiary or (ii) default other than a Change in Control under the Credit Agreement shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Lessee or any Subsidiary in an aggregate principal amount of $2,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

         (f) the Lessee or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency not dismissed or fully bonded within 90 days, (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action (such as the passage by the Lessee's board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or
(vii) fail to contest in good faith any appointment or proceeding described in
Section 17.1(g) hereof;

         (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Lessee or any material Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 17.1(f)(v) shall be instituted against the Lessee or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) days;

         (h) the Lessee or any Subsidiary shall fail within forty-five (45) days to pay, bond over or otherwise discharge any judgment or order for the payment of money in excess of $2,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

         (i) the Lessee or any other member of the Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $2,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Lessee or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Lessee or any other member of the Controlled Group to enforce

Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

         (j) a Change of Control shall occur; or

         (k) a Guarantee Event of Default shall have occurred and be continuing;

         (l) a Construction Agency Agreement Event of Default shall have occurred and be continuing;

         (m) the Lessee shall have abandoned or constructively abandoned all or any material portion of the Property for a period of 30 consecutive days which results in the Property not being properly maintained in accordance with the terms of this Lease; or

         (n) the Lessee shall have elected to or be required to purchase the Property pursuant to Sections 16.2 or 16.3 hereof and such purchase shall not have been consummated on the Termination Date pursuant to either such Section.

         17.2. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter, the Lessor may, so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default (including, without limitation, the obligation of the Lessee to purchase the Property as set forth in Section 20.3):

         (a) The Lessor may, by notice to the Lessee, terminate the Commitments and rescind or terminate this Lease as to all or any portion of the Property as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of the Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Lease Event of Default, and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Property shall be valid unless the same be made in writing and executed by the Lessor;

         (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VIII, IX and X hereof as if the Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Property and take immediate possession of (to the exclusion of the Lessee) the Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying the Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all reasonable costs and expenses incurred by the Lessor and/or the Agent or the Participants in connection with any reletting, including, without limitation, brokers' fees and all reasonable costs of any alterations or repairs made by the Lessor;

         (c) The Lessor may (i) sell all or any part of the Property at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (subject to Section 17.2(h)) (A) the excess, if any, of (1) the Asset Termination Value calculated as of such Payment Date (including all Rent due and unpaid to and including such Payment Date), over (2) the net proceeds of such sale, if any (that is, after deducting all reasonable costs and expenses incurred by the Lessor, the Agent and the Participants incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair or alteration costs); plus (B) all damages, reasonable costs and expenses of the Lessor under the Subleases or the Ground Lease; plus (C) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

         (d) The Lessor may, at its option, not terminate the Lease with respect to the Property, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of the Property by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make such reasonable alterations and necessary repairs in order to relet the Property, and relet the Property or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to the Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor's sole and absolute discretion. If such rentals received from such reletting during any period be less than the Rent with respect to the Property to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Payment Date;

         (e) Unless the Property has been sold in its entirety, subject to
Section 17.2(h) the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b),
(c) or (d) of this Section 17.2 with respect to the Property or portions thereof, demand, by written notice to the Lessee specifying a date (a "Termination Date") not earlier than 10 days after the date of such notice, that the Lessee purchase, on such Termination Date, the Property (or the remaining portion thereof) in accordance with the provisions of Article XIX and Section 20.3;

         (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

         (g) The Lessor may retain and apply against the Lessor's damages all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease; or

         (h) Notwithstanding anything contained in this Lease to the contrary, in the event that the Lease Event of Default resulting in the exercise of remedies by the Lessor hereunder is solely an Event of Default described in
Section 17.1(l) occurring during the Construction Period, the Lessee shall, at the request of the Lessor, (i)(A) return the Property to the Lessor or a Person designated by the Lessor on a date specified by the Lessor (which date shall constitute the Expiration Date) and/or (B) remarket the Property for the Lessor as the Lessor's agent subject to the Lessor's direction, and (ii) pay to the Lessor (A) the maximum Residual Value Guarantee Amount on the date that is ten
(10) days after the date the Lessor furnishes the Lessee notice that it will require the Lessee to return or remarket the Property, provided that the Lessor may recover from the Lessee, and the Lessee shall be obligated to pay to the Lessor the Asset Termination Value as of such date (notwithstanding the limitation to maximum Residual Value Guarantee Amount contained in clause (A) above) if an Event of Default under Section 17.1(f) or (g) shall have occurred or if such Lease Event of Default under Section 17.1 (l) arises out of or results from a Fully Indemnifiable Event. If the Lessee has paid the Residual Value Guarantee Amount as required herein, net proceeds from a sale of the Property pursuant to this Section 17.2(h) or, if not sold as provided in this
Section 17.2(h), from a sale of the Property occurring thereafter, shall be distributed as provided in Section 3.14 of the Participation Agreement.

         17.3. Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVII.

         17.4. Power of Sale and Foreclosure. In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing, and subject to the availability of such remedy under applicable law, then the Lessor and the Lessee agree that (i) the Lessee hereby grants a Lien against the Property WITH POWER OF SALE, and that, upon the occurrence of any Lease Event of Default the Lessor shall have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell the Property at the time and place of sale fixed by the Lessor in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as the Lessor may elect, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW THE LESSOR TO TAKE THE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE LESSEE UNDER THIS INSTRUMENT, and (ii) upon the occurrence of a Lease Event of Default, the Lessor, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Property, or against the Lessee on a recourse basis for the Asset Termination Value, or the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Property, or for the enforcement of any other appropriate legal or equitable remedy.

         17.5. Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any mortgage foreclosure remedies.

         17.6. Lessee's Right to Cure. Notwithstanding any provision contained in the Lease or any other Operative Document, if a Lease Event of Default has occurred and is continuing, the Lessee shall have the right to cure such Lease Event of Default by (a) exercising its Purchase Option at any time prior to the earlier of (i) the termination of the Lessee's possessory interest in the Property, and (ii) the thirty day period following the occurrence of a Lease Event of Default, and (b) purchasing the Property at any time prior to such time as a foreclosure upon or sale of the Property has been completed.

                                  ARTICLE XVIII

         18.1. The Lessor's Right to Cure the Lessee's Lease Defaults. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee (subject to the limitations set forth in Section 24.1), including the failure by the Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the

Lessor, shall be paid by the Lessee (subject to the limitations set forth in Section 24.1) to the Lessor on demand, as Supplemental Rent.

                                   ARTICLE XIX

         19.1. Provisions Relating to the Lessee's Termination of this Lease or Exercise of Purchase Option or Obligation and Conveyance Upon Remarketing and Conveyance Upon Certain Other Events. (a) In connection with any termination of this Lease pursuant to the terms of Section 16.2 or 16.3 (if the Lessee is obligated to purchase the Property), or in connection with the Lessee's exercise of its Purchase Option or Expiration Date Purchase Obligation, upon the date on which this Lease is to terminate or upon the Expiration Date, and upon tender by the Lessee of the amounts set forth in Sections 16.2(b), 20.1, 20.2 or 20.3, as applicable, the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense an assignment without recourse of the Lessor's right, title and interest in the Property (which shall include a release, quitclaim and assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessor), subject to the Permitted Exceptions (other than Lessor Liens) and any encumbrance caused by the fault, neglect or intention of the Lessee, in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens attributable to the Lessor, including a release or assignment of the lien of the Mortgage and the lien created by this Lease. The Improvements and the Equipment shall be conveyed to the Lessee "AS IS" and in their then present condition of title and physical condition free of any Lessor Liens.

         (b) If the Lessee properly exercises the Remarketing Option or is required to remarket the Property or return the Property to the Lessor pursuant to Section 17.2, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Property to the Lessor or the independent purchaser thereof, as the case may be, by surrendering the same into the possession of the Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, in compliance with Applicable Law, and in "broom-swept clean" condition. The Lessee shall cooperate reasonably with the Lessor and the independent purchaser of the Property in order to facilitate the purchase by such purchaser of the Property which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date: providing all books and records regarding the maintenance and ownership of the Property and all know-how, data and technical information relating thereto, providing a current copy of the "as built" Plans and Specifications for the Property, granting or assigning all licenses necessary for the operation and maintenance of the Property and cooperating reasonably in seeking and obtaining all necessary Governmental Action and complying with the provisions of Section 22.3 hereof. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

                                   ARTICLE XX

         20.1. Purchase Option. Without limitation of the Lessee's purchase obligation pursuant to Sections 20.2 or 20.3, unless the Lessee shall have given notice of its intention to exercise the

Remarketing Option and the Lessor shall have entered into a binding contract to sell the Property, the Lessee shall have the option (exercisable by giving the Lessor irrevocable written notice (the "Purchase Notice") of the Lessee's election to exercise such option) to purchase, or to designate a third party to purchase, the Property on the date specified in such Purchase Notice, which date shall be a Payment Date. The purchase price shall be equal to the Asset Termination Value plus all other amounts owing in respect of Rent (including Supplemental Rent) theretofore accruing (the "Purchase Option Price"). The Lessee shall deliver the Purchase Notice to the Lessor not less than thirty (30) days prior to the purchase date. If the Lessee exercises its option to purchase the Property pursuant to this Section 20.1 (the "Purchase Option"), the Lessor shall transfer to the Lessee all of the Lessor's right, title and interest in and to the Property as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Document, in accordance with Section 19.l(a).

         20.2. Expiration Date Purchase Obligation. Unless (a) the Lessee shall have properly exercised the Purchase Option pursuant to Section 20.1 and purchased the Property pursuant thereto, (b) the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of clauses (a) through (j) of Section 22.1 hereof, or (c) the Lessee shall have properly exercised the Renewal Option pursuant to Section 21.1 and the terms and conditions of a Renewal Term shall have been agreed upon pursuant to such Section, then, subject to the terms, conditions and provisions set forth in this Article, and in accordance with the terms of Section 19.1(a), the Lessee shall purchase from the Lessor, and the Lessor shall assign to the Lessee without recourse, on the Expiration Date of the Term (as such Term may be renewed pursuant to Section 21.1) all of the Lessor's right, title and interest in the Property for an amount equal to the Asset Termination Value, including a release or assignment of the lien of the Mortgage and the lien created by this Lease. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Lessor an amount equal to the Asset Termination Value that was not fully and finally paid by such designee on such Expiration Date.

         20.3. Acceleration of Purchase Obligation. (a) The Lessee shall be obligated to purchase for an amount equal to the Asset Termination Value the Lessor's interest in the Property (notwithstanding any prior election to exercise its Purchase Option pursuant to Section 20.1) (i) automatically and without notice upon the occurrence of any Lease Event of Default specified in clause (f) or (g) of Section 17.1, and (ii) as provided for at Section 17.2(e) immediately upon written demand of the Lessor upon the occurrence of any other Lease Event of Default (except as provided in Section 17.2(h)).

         (b) The Lessee shall be obligated to purchase for an amount equal to the Asset Termination Value (plus all other amounts owing in respect of Rent (including Supplemental

Rent) theretofore accruing) immediately upon written demand of the Lessor the Lessor's interest in the Property at any time during the Term when the Lessor ceases to have title as contemplated by Section 12.1.

                                   ARTICLE XXI

         21.1.    Renewal.

         (a) Subject to the conditions set forth herein, the Lessee shall have the option (each, a "Renewal Option") by written request (each, a "Renewal Request") to the Lessor, each Participant and the Agent given not later than 180 days prior to the Initial Expiration Date or, if applicable, the Extended Expiration Date, to renew the Term for an additional one-year period commencing on the date following such Initial Expiration Date or Extended Expiration Date, as the case may be. No later than the date (the "Renewal Response Date") which is thirty (30) days after any such request has been delivered to each of the Lessor, each Participant and the Agent, the Lessor will notify the Lessee in writing (with a copy to the Agent) whether or not it consents to such Renewal Request (which consent may be granted or denied in its sole discretion and may be conditioned on receipt of such financial information or other documentation as may be specified by the Lessor including without limitation a satisfactory appraisal of the Property), provided that if the Lessor shall fail to notify the Lessee on or prior to the applicable Renewal Response Date, it shall be deemed to have denied such Renewal Request. The renewal of the Term contemplated by any Renewal Request shall become effective as of the Expiration Date then in effect (the "Extension Effective Date") on or after the Renewal Response Date on which the Lessor shall have consented to such Renewal Request; provided that such renewal shall be subject to and conditioned upon the following:

                  (A) on both the applicable Extension Effective Date and the date of the Renewal Request, (i) no Lease Default or Lease Event of Default shall have occurred and be continuing, and (ii) the Lessor and the Agent shall have received a Responsible Officer's Certificate of the Lessee as to the matters set forth in clause (i) above,

                  (B) the Lessee shall not have exercised the Remarketing Option, and

                  (C) the Maturity Date in effect as of the date of such Renewal Request contemporaneously is extended pursuant to Section 3.6 of the Participation Agreement such that the Renewal Term will expire on the same date as the Maturity Date then in effect.

         (b) Any renewal of this Lease shall be on the same terms and conditions as are set forth in this Lease for the original Term, with such modifications thereto, if any, as the parties hereto and to the other Operative Documents may negotiate based upon the current credit information regarding the Lessee, interest rates and such other factors as the Lessor may consider relevant. No more than two Renewal Terms shall be permitted hereunder.

                                  ARTICLE XXII

         22.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 22.1, the Lessee shall have the option (the "Remarketing Option") to market for the Lessor and complete the sale of all, but not less than all, of the Lessor's interest in the Property on the Expiration Date for the Lessor.

         The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as of the dates set forth below.

         (a) Not later than one hundred eighty (180) days prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable (except by delivery of a Purchase Notice and consummation of the exercise of the Purchase Option prior to the earlier of (i) the Expiration Date or (ii) the date on which the Lessor enters into a binding contract to sell the Property pursuant to the exercise of the Remarketing Option).

         (b) The Lessee shall deliver to the Lessor an Environmental Audit of the Property together with its notice of exercise of the Remarketing Option. Such Environmental Audit shall be prepared by an environmental consultant selected by Lessor in the Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Property. If such Environmental Audit indicates any material exceptions reasonably requiring remedy or further investigation, the Lessee shall have also delivered a Phase Two environmental assessment by such environmental consultant prior to the Expiration Date showing the completion of the remedying of such exceptions in compliance with Applicable Law.

         (c) On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Lease Event of Default or Lease Default shall exist, and thereafter, no uncured Lease Event of Default or Lease Default shall exist.

         (d) The Lessee shall have completed in all Material respects all Modifications, restoration and rebuilding of the Property pursuant to Sections
11.1 and 15.1 (as the case may be) and shall have fulfilled in all Material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which the Lessor receives the Lessee's notice of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to
Section 13.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the last day of the Term. Any Permitted Exceptions on the Property that were contested by the Lessee shall have been removed.

         (e) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to sell the Lessor's interest in the Property on or prior to the Expiration Date (without diminishing the Lessee's obligation to consummate the sale on the Expiration Date) and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value. The Lessee will be responsible for hiring and compensating brokers and making the Property available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of the Property and any maintenance records relating to the Property by the Lessor, any Participant and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Property to any purchaser. All such marketing of the Property shall be at the Lessee's sole expense. The Lessee shall allow the Lessor and any potential qualified purchaser reasonable access to the Property for the purpose of inspecting the same.

         (f) The Lessee shall submit all bids to the Lessor, the Agent and the Participants, and the Lessor will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis unless the Lessor, the Agent and the Participants shall otherwise agree in their sole discretion. The Lessee shall use its best efforts to procure bids from one or more bona fide prospective purchasers and shall deliver to the Lessor, the Agent and the Participants (i) any bids procured and (ii) not less than ninety
(90) days prior to the Expiration Date a binding written unconditional (except as set forth below), irrevocable offer with respect to any bids received by such purchaser or purchasers offering the highest bid to purchase the Property. No such purchaser shall be the Lessee, or any Subsidiary or Affiliate of the Lessee. The written offer must specify the Expiration Date as the closing date unless the Lessor, the Agent and the Participants shall otherwise agree in their sole discretion.

         (g) In connection with any such sale of the Property, the Lessor and the Lessee will negotiate in good faith with the purchaser appropriate "sellers" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Property, as well as such other terms and conditions as are customary in transactions involving the sale of commercial properties similar to the Property. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Property. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

         (h) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Property, whether incurred by the Lessor, the Participants or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's, the Participants' and the Agent's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

         (i) The Lessee shall pay to the Agent on or prior to the Expiration Date (or to such other Person as the Agent shall notify the Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Residual Value Guarantee Amount, plus all Rent and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in
Section 3.4 hereof.

         (j) If the selling price of the Property is less than the difference between the Asset Termination Value minus the Residual Value Guarantee Amount, then the Lessee shall have caused to be delivered to the Lessor, the Agent and each Participant the appraisal required by Section 13.2 of the Participation Agreement thirty (30) Business Days prior to the Expiration Date and shall pay to the Agent on or prior to the Expiration Date (or to such other person as the Agent shall notify the Lessee in writing) the amounts required to be paid pursuant to Section 13.2 of the Participation Agreement.

         (k) The purchase of the Property shall be consummated on the Expiration Date following the payment by the Lessee pursuant to paragraphs (i) and (j) above and contemporaneously with the Lessee's surrender of the Property pursuant to Section 19.1(b) and the net proceeds (the "Proceeds") of the sale of the Property shall be paid directly to the Agent.

         (l) The Lessee shall not be entitled to exercise or consummate the Remarketing Option if a circumstance that would permit the Lessor to require the Lessee to repurchase the Property under Section 16.3 exists and is continuing.

         If one or more of the foregoing provisions shall not be fulfilled as of the date set forth above, then the Lessor shall declare by written notice to the Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by the Lessee) as to the Property, in which event all of the Lessee's rights under this Section 22.1 shall immediately terminate and the Lessee shall be obligated to vacate the Property on the Expiration Date and comply with the obligations set forth in Section 22.3. Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Property.

         Notwithstanding the foregoing, if the Lessee has paid the Residual Value Guarantee Amount as required herein, net proceeds from a sale of the Property pursuant to the Remarketing Option or, if not sold as provided in this
Section 22.1 from a sale of the Property occurring thereafter shall be distributed as provided in Section 3.14 of the Participation Agreement.

         22.2. Certain Obligations Continue. During the Marketing Period, the obligation of the Lessee to pay Rent (including the installment of Basic Rent due on the fifth anniversary of the Closing Date or at the end of the Renewal Term, as the case may be) shall continue undiminished until payment in full to the Agent of the Proceeds, the Residual Value Guarantee Amount, and all other amounts due to the Lessor with respect to the Property under the Operative Documents. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.

         22.3. Support Obligations. In the event that (A) the Lessee does not elect to purchase the Property on the Expiration Date, (B) this Lease is terminated without a purchase of the Property by the Lessee as expressly permitted herein, or (C) pursuant to the Lessor's exercise of remedies under
Article XVII, this Lease is terminated, the Lessee shall provide the Lessor or other purchaser of the Property, effective on the Expiration Date or earlier termination of this Lease, with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate the Property for its intended purposes (to the extent such items are transferable or may be obtained by the Lessee on behalf of another party), (ii) such easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance of the Property as the Lessor shall request, and (iii) a services agreement covering such services as the Lessor may request in order to use and operate the Property for its intended purposes at such rates (not in excess of arm's length fair market rates) as shall be acceptable to the Lessor and the Lessee. All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this Section 22.3 shall be in form satisfactory to the Lessor and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

                                  ARTICLE XXIII

         23.1. Holding Over. If the Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), such possession shall be as a tenancy at sufferance during which time the Lessee shall continue to pay Prepaid Rent, to the extent such possession occurs prior to the Completion Date, or Supplemental Rent, to the extent such possession occurs from and after the Completion Date, that would be payable by the Lessee hereunder were the Lease then in full force and effect and the Lessee shall continue to pay Basic Rent at an annual rate equal to 110% of the average rate of Basic Rent payable hereunder during the Term. Such Basic Rent shall be payable from time to time upon demand by the Lessor. During any period of tenancy at sufferance, the Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of the Lessor to the holding over of the Lessee after the expiration or earlier termination of this Lease (unless the Property is conveyed to the Lessee), and nothing contained herein shall be read or construed to relieve the Lessee of its obligations to purchase or remarket the Property on the Expiration Date pursuant to Article XX or Article XXII or as preventing the Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to the Lessor at law or in equity or hereunder.

                                  ARTICLE XXIV

         24.1. Risk of Loss. The Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while the Lessee is in possession of the Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Property which arises or occurs prior to the Expiration Date or while the Lessee is in possession of the Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party; provided, however, that the Lessee shall have no obligation under this Section 24.1 on account of any such loss or liability arising after the date hereof and prior to the Completion Date, except as follows:

                  (i) The Lessee shall be liable to the Lessor under this
         Section 24.1 for all such losses and liabilities within the Lessee's control; as used in this Section 24.1, the term "within the Lessee's control" shall mean caused by or arising from any failure by the Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by the Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of the Lessee, or any claim by any third-party against the Lessor based upon the action or inaction by the Lessee, subject to the following:

                           (A) if any such loss or liability is not related to
                  an inability or failure to complete construction of the Property (or if such loss or liability is related to an inability or failure to complete construction of the Property but also arises out of or results from a Fully Indemnifiable Event), or if such loss or liability arises out of or is attributable to any Environmental Obligations, the Lessee's obligations in this Section 24.1 shall not be subject to any monetary limitation; and

                           (B) if such loss or liability is related to an
                  inability or failure to complete construction of the Property and such loss or liability does not constitute or arise out of a Fully Indemnifiable Event, the Lessee's monetary obligation provided in this Section 24.1, together with all other similarly limited amounts payable under the proviso to Section 9.1(a) of the Participation Agreement, the proviso to Section
                  9.3 of the Participation Agreement or clause (5)(i)(B) of
                  Section 13.1 or Section 13.10 of the Participation Agreement and any similarly limited payment obligation of the Lessee in connection with the return or sale of the Property under this Lease or the Construction Agency Agreement shall not exceed the maximum Residual Value Guarantee Amount.

                  (ii) If any Lessor Party incurs any such loss or liability for which the Lessee is not liable pursuant to Section 24.1, the amount of such loss or liability shall, if such Lessor Party shall so request by a written notice to the Lessor, be capitalized pursuant to Section 3.7(e) of the Participation Agreement.


                                   ARTICLE XXV

         25.1. Subletting and Assignment. The Lessee may assign with recourse this Lease or any of its rights or obligations hereunder in whole or in part to any of its wholly-owned Subsidiaries, in which case the Lessee and the Guarantor shall guarantee performance of the obligations of such assignee under this Lease by a guaranty in form and substance acceptable to the Lessor and the Required Participants. The Lessee may, without the consent of the Lessor, sublease the Property or portion thereof to any Person, provided, that no such sublease shall, in the opinion of the Lessor, adversely affect any of the Lessor's interests, rights or remedies under the Lease or the Lessor's title to the Property. No assignment, sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so assigned or sublet. Any sublease of the Property shall be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder, and shall expressly provide for the surrender of the Property (or portion thereof) after a Lease Event of Default hereunder. All such subleases shall expressly provide for termination at or prior to the earlier of the applicable Expiration Date or other date of termination of this Lease unless the Lessee shall have purchased the Property pursuant to Article XX. No assignee or sublessee shall be permitted to engage in any activities on the Property that are substantially different from the use by the Lessee of the Property as an office building without the prior written consent of the Lessor.

                                  ARTICLE XXVI

         26.1. Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but not more than four times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to the Certifying Party by the other party) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this
Article XXVI may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                                  ARTICLE XXVII

         27.1. Right to Inspect. During the Term, the Lessee shall upon reasonable notice from the Lessor (except that no notice shall be required if a Lease Event of Default has occurred and is continuing), permit the Lessor, the Agent and their respective authorized representatives to inspect the Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Property.

         27.2. No Waiver. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                 ARTICLE XXVIII

         28.1. Acceptance of Surrender. No surrender to the Lessor of this Lease or of all or any portion of the Property or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Participation Agreement and termination of the Commitments, the Agent, and no act by the Lessor or the Agent or any representative or agent of the Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIX

         29.1. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, or (b) any estate of others in the Property created by any sublease permitted under this Lease, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person.

                                   ARTICLE XXX

         30.1. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered (i) personally,
(ii) by a nationally recognized overnight courier service, (iii) by mail (by registered or certified mail, return receipt requested, postage prepaid) or (iv) by facsimile, addressed to the respective parties, as follows:

         If to the Lessee:

                  Transport Corporation of America, Inc.
                  1769 Yankee  Doodle Road
                  Eagan, Minnesota  55121-1618
                  Attention:        President
                  Telephone:        (612) 686-2504
                  Facsimile:        (612) 686-2551

         If to the Lessor:

                  ABN AMRO Leasing, Inc.
                  135 S. LaSalle Street, Suite 740
                  Chicago, Illinois 60603
                  Attention:        Blake J. Lacher, Group Vice President

                  Telephone:        (312) 904-6733
                  Facsimile:        (312) 904-6217

         If to the Agent:

                  ABN AMRO Bank N.V.
                  135 S. LaSalle Street
                  Suite 611
                  Chicago, Illinois 60674-9135

                  Attention:        David J. Thomas,
                                    Vice President

                  Telephone:        (312) 904-2506
                  Facsimile:        (312) 904-2849

         with a copy to:

                  ABN AMRO NORTH AMERICA, INC.
                  1325 Avenue of the Americas
                  9th Floor
                  New York, New York,  10019
                  Attention:        Linda Boardman
                  Telephone:        (212) 314-1724
                  Facsimile:        (212) 314-1712

or such additional parties and/or other address as such party may hereafter designate (provided, however, in no event shall either party be obligated to notify, in the aggregate, more than five (5) designees of the other party), and shall be effective upon receipt or refusal thereof.

                                  ARTICLE XXXI

         31.1. Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease, including any right or option described in Articles XV, XVI, XX, XXI or XXII, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former president of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

         31.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

         31.3. Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         31.4. Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         31.5. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         31.6. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED.

         31.7. Submission to Jurisdiction. The Lessee hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in Cook County for purposes of all legal proceedings arising out of or relating to the Operative Documents or the transactions contemplated hereby. The Lessee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         31.8. WAIVER OF JURY TRIAL. EACH OF THE LESSEE AND THE LESSOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         31.9. Limitations on Recourse. The parties hereto agree that the Lessor shall have no personal liability whatsoever to the Lessee or its successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in
Section 8.1 of the Participation Agreement or (c) for any Taxes based on or measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) the Lessor shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of the Lessor to the Lessee are solely nonrecourse obligations except to the extent that it has received payment from others and are enforceable solely against the Lessor's interest in the Property; and (iii) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

         31.10. Original Lease. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Lease (including Mortgage) be duly executed and delivered as of the date first above written.


                                              ABN AMRO LEASING, INC.,
                                              an Illinois corporation, as Lessor

                                              By:_______________________________

         Name:_______________________________

         Title:________________________________


                                              TRANSPORT CORPORATION OF AMERICA,
                                              INC.,
                                              a Minnesota corporation, as Lessee

         By:__________________________________

                                        Name:    Robert J. Meyers
                                                 ----------------

                                        Title:   President
                                                 ---------

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of April 9, 1999.


                                              ABN AMRO BANK N.V., as Agent


                                              By:_______________________________

                                              Name:_____________________________

         Title:_____________________________


         By:________________________________

         Name:______________________________

         Title:_____________________________